SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2010

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2009, Sun Bancorp, Inc. (the “Registrant”) announced that Dan A. Chila, Executive Vice President and Chief Financial Officer of the Registrant and Sun National Bank (the “Bank”) would be terminating his employment to pursue other opportunities effective as of December 31, 2009. On January 4, 2010, the Registrant entered into a Consulting Agreement (the “Agreement”) with Mr. Chila, a copy of which is filed as Exhibit 10 hereto and is incorporated by reference herein. Pursuant to the Agreement, Mr. Chila will make himself available to the Company’s senior management to assist in the preparation and filing of the Registrant’s audited financial statements for the fiscal year ended December 31, 2009 and Annual Report on Form 10-K, as well as assisting in the transition to a new chief financial officer. As compensation for these services and his agreement to make himself available to the extent requested by the Company, without any limitations, Mr. Chila will receive a monthly retainer of $30,000 through March 31, 2010, unless earlier terminated by the parties, and will be entitled to reimbursement of expenses incurred by him on behalf of and with the consent of the Registrant.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10	Consulting Agreement Dated January 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: January 6, 2010	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer (Duly Authorized Representative)